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Certain Portions Omitted and Submitted Separately for Confidential Treatment
([] Represents Information Omitted for Confidential Treatment)



September 29, 1993

Mr. Robert L. Beisenherz
President
I.C.H. Corporation
Lincoln Plaza
500 North Akard, Suite 1204
Dallas, Texas 75201


Dear Mr. Beisenherz:

This letter agreement ("Agreement") confirms our understanding of the terms and conditions under which Perot Systems Corporation ("Perot Systems") will continue to provide electronic data processing services to I.C.H. Corporation ("ICH") and its affiliates and subsidiaries ("ICH and its affiliates and subsidiaries being collectively referred to herein as the "ICH Companies") commencing August 1, 1993 (the "Effective Date"). The services to be provided pursuant to this Agreement are a continuation of the services provided under that certain July 23, 1990 letter agreement, as amended by that certain January 28, 1991 letter agreement, as amended by that certain October 7, 1992 interim letter agreement (collectively, the "Prior Agreement"); it being understood that the services to be provided pursuant to this Agreement shall at all times be at least of equivalent quality to those being provided to ICH by Perot Systems on the Effective Date. Because the Prior Agreement had become difficult to administer in its existing form, this Agreement is presented as an amendment and restatement in its entirety of the Prior Agreement. As provided in Paragraph 21 hereof, it is the parties' understanding and intent that this Agreement shall be the entire agreement between the parties with respect to the subject matter hereof and shall govern the parties' relationship from and after the Effective Date.

Pursuant to the terms of this Agreement, Perot Systems will continue to maintain management responsibility for operating the data center located in Richardson, Texas (the "RIMF"), or any other data center from which Perot Systems elects to provide electronic data processing services for the ICH Companies. Except as provided in Paragraphs 5.1 through 5.3, the term of this Agreement shall be one
(1) year, commencing July 1, 1993 and concluding July 31, 1994 (the "Initial Term"), and if this Agreement has not been terminated, this Agreement shall automatically be renewed for successive renewal terms of six (6) months each (each, a "Renewal Term"), unless either party shall have notified the other party in writing at least one hundred eighty (180) days

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prior to the commencement of any Renewal Term that it will not consent to such renewal.

1.   DEFINITIONS.  For purposes of this Agreement, the following terms shall have the meanings set forth below:


            (a) "Assets" shall mean the hardware, software, maintenance services, equipment and other resources which are provided by Perot Systems to the ICH Companies and their customers hereunder.



            (b) "Pooled Data Center Products" shall mean the Assets which are provided in return for payment to Perot Systems of the CPU Base Unit Costs and the DASD Base Unit Costs, and are not ICH Direct Costs, ICH Shared Direct Costs or PSC Shared Direct Costs, all of which are set forth on EXHIBIT 1 hereto.




            (c) "PSC Shared Direct Costs" shall mean the costs associated with Assets from which the ICH Companies and/or their customers and Perot Systems' non-ICH customers derive benefits, and for which ICH and the non-ICH customers are charged their proportionate share of such costs; ICH is only charged to the extent of the ICH Companies' and their customers' proportionate share of such costs.



            (d) "ICH Shared Direct Costs" shall mean the costs associated with Assets from which more than one (1) of the ICH Companies and/or their customers derive benefits, and for which ICH is charged one hundred percent (100%) of the costs of such Assets, and which are set forth on EXHIBITS 1 and 2 hereto.



            (e) "ICH Direct Costs" shall mean the costs associated with Assets from which only one (1) of the ICH Companies or one (1) of the customers of an ICH Company derive benefits, and for which ICH is charged one hundred percent (100%) of the costs of such Assets, and which are set forth on EXHIBITS 1 and 2 hereto.



            (f) "Pertinent ICH Direct Costs" shall mean ICH Direct Costs, ICH Shared Direct Costs and PSC Shared Direct Costs, collectively.


            (g) "Special Service" shall mean a service provided to an ICH Company and/or any customer of an ICH Company by Perot Systems outside of the general scope of services provided under this Agreement. Special Services will be invoiced to ICH at ___________________[]____________________ of Perot Systems'
                 actual cost of providing such service, but not including reasonable

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                 travel and entertainment expenses incurred in conjunction with
                 Special Services, which will be billed to ICH at ___________ _____________[]___________________ . ICH shall have no liability for any Special Service unless authorized in writing by the ICH Project Manager prior to performance of the Special Service.

            (h) "Project Managers" shall mean, collectively, the individual designated by ICH and the individual designated by Perot Systems to manage the services provided pursuant to this Agreement.

                 (i) "ICH Project Manager" shall mean the employee of one of the ICH Companies designated by ICH to be its Project Manager who shall have day-to-day responsibility for interacting with the Perot Systems Project Manager, for supervising the performance by the ICH Companies of their obligations under this Agreement. Perot Systems may rely upon the representations and agreements of the ICH Project Manager as lawfully binding on the ICH Companies. As of the Effective Date, the ICH Project Manager shall be David B. Little. ICH shall promptly notify Perot Systems in writing of any replacement of the ICH Project Manager.

                 (ii) "Perot Systems Project Manager" shall mean  the employee of Perot Systems designated by it to be its Project Manager who shall have day-to-day responsibility for interacting with the ICH Project Manager regarding all matters relating to the services provided hereunder and for supervising the daily progress and completion of the work performed by Perot Systems under this Agreement. As of the Effective Date, the Perot Systems Project Manager shall be Karl B. Browning. Perot Systems shall promptly notify ICH in writing of any replacement of the Perot Systems Project Manager.

            (i)  "CPU Base Unit Cost" shall mean _____[]______________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 _____________________________________________________________
                 __________________________________________:

                      ___________________________________________________

                                      __________________

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            (j)  "DASD Base Unit Cost" shall mean
            _______[]__________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
            ___________________________________________________________________
            ____________________________________.


            (k) "Monthly CPU Charge" shall mean the units of CPU used by the ICH Companies and their customers during a calendar month multiplied by the CPU Base Unit Cost.



            (l) "Monthly DASD Charge" shall mean the units of DASD used by the ICH Companies and their customers during a calendar month multiplied by the DASD Base Unit Cost.


            (m)  "Minimum Fee" shall mean, in reference to Perot Systems charges,
            ______[]___________________________________________________________
            ___________________________________________________________________
            ______________.

            (n) "ICH Confidential Information" shall mean all confidential and proprietary information which any of the ICH Companies or any of their respective customers do not disclose in the ordinary course of their respective businesses without an obligation of confidentiality, including, without limitation, customer lists, cost analyses, invoices, correspondence, marketing reports, projections, surveys, personnel lists, supplier lists, receipts, statements, memoranda, ledgers, reports to regulatory authorities, records, bank statements, and other data pertaining to any of the ICH Companies or any of their respective customers, any of their businesses, operations, properties, personnel, suppliers or customers, that are maintained by or received by Perot Systems on behalf of any ICH Company or any of their respective customers in connection with the performance of services, in any form whatsoever, including, without limitation, hard copy or machine readable format.

            (o) "Perot Systems Confidential Information" shall mean all confidential and proprietary information which Perot Systems does not disclose without obligation of confidentiality in the ordinary course of its business, including, without limitation, customer lists, cost analyses, invoices, correspondence, marketing reports, projections, surveys, personnel lists, supplier lists, receipts, statements, memoranda, ledgers, reports to regulatory authorities, records, bank statements, and other data pertaining to Perot Systems, its business, operations, properties,

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            personnel, suppliers or customers, that are received by any of the
            ICH Companies in connection with the performance of services, in any form whatsoever, including, without limitation, hard copy or machine readable format.

2.          COSTS.

            2.1  (a)  During the Initial Term or any Renewal Term, Perot
                      Systems shall invoice ICH monthly, and ICH shall pay to Perot Systems a total monthly charge equal to the sum of:

                      (i) the greater of (A) the sum of the Monthly CPU Charge and the Monthly DASD Charge or (B) the Minimum Fee for that month; and

                      (ii) the Pertinent ICH Direct Costs incurred or
                           recognized by Perot Systems; and

                      (iii)charges for Special Services, if any.

                 (b) The parties agree that the CPU Base Unit Cost shall be _[]_ per unit and the DASD Base Unit Cost shall be _[]_ per unit, subject to the cost of living adjustment set forth in Paragraph 2.5. The bases for the calculation of the CPU Base Unit Cost and the DASD Base Unit Cost are the same as were in effect immediately prior to the Effective Date.

                 (c) Except for Special Services which shall be invoiced in arrears, Perot Systems shall invoice ICH in advance on the first day of each calendar month, and ICH shall pay Perot Systems within five (5) business days of receipt of invoice. The amount invoiced for the Monthly CPU Charge and the Monthly DASD Charge shall be an estimated amount equal to the average monthly charges for the previous calendar quarter, and shall be adjusted on a subsequent invoice to reconcile the estimated charges with the actual charges as determined in accordance with this Agreement.

            2.2 All tapes catalogued for ICH's use will be charged at a rate of _[]__ per tape per month and will be included in the ICH Direct Costs. By October 1, 1993, ICH will purchase, at a cost of _[]_ plus sales tax per tape, the number of tapes catalogued for ICH's use. ICH will own these tapes upon payment therefor. Perot Systems shall not encumber these tapes.

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            2.3  Without the consent of ICH, which consent shall not be unreasonably withheld, Perot Systems shall not: (a) modify, change, encumber or substitute any Asset which constitutes a Pertinent ICH Direct Cost on the Effective Date other than such modifications, changes or substitutions necessary to maintain such Assets or (b) increase the cost of any Assets constituting ICH Direct Costs or ICH Shared Direct Costs.

            2.4 ICH shall have the right on demand to audit or have Coopers & Lybrand audit the Pertinent ICH Direct Costs and the CPU and DASD usage by the ICH Companies and their customers. Prior to being given access to the information needed to conduct the audit, Coopers & Lybrand must execute Perot Systems' non-disclosure agreement in substantially the form attached hereto as EXHIBIT 3. Any processing by Perot Systems as a result of such audits will be considered part of the ICH Companies' workload and, therefore, such processing will be performed for the processing rates set forth in Paragraph 2.1. Any Perot Systems personnel required to support any such audit, other than personnel whose primary job function is to provide services under this Agreement who do not require replacement while engaged in such audit, and/or any other expenses incurred by Perot Systems in connection therewith will be billed to ICH as a Special Service; provided, however, if the audit reveals an overcharge of greater than five percent (5%), and such overcharge is not the result of a reasonable misunderstanding between the parties, Perot Systems shall not bill ICH for the services of such personnel and/or for any other expenses incurred by Perot Systems in connection with the audit. Any such audit shall be conducted upon at least five (5) days prior written notice and shall be conducted during Perot Systems' normal business hours. Perot Systems shall credit ICH for any overcharge that any such audit reveals. Perot Systems shall not unreasonably withhold agreement with the results of an audit.

            2.5 For the purpose of determining cost of living adjustments to the CPU Base Unit Costs and the DASD Base Unit Costs, a "Base Date" of August 1, 1993 shall apply. Beginning August 1, 1994, the CPU Base Unit Costs and the DASD Base Unit Costs shall be adjusted annually at ____[]_____________ of the percentage change in the Consumer Price Index for Urban Consumers, All Cities Average, for All Items (1982-84 = 100), as published by the Bureau of Labor Statistics of the Department of Labor (the "CPI"), as calculated from the Base Date. If the Bureau of Labor Statistics stops publishing the CPI or substantially changes its content or format, the parties shall substitute another comparable measure published by a mutually agreeable source.

            2.6 If any of the ICH Companies and/or their customers migrates electronic data processing from a Perot Systems facility, ICH shall continue to be financially responsible for any Pertinent ICH Direct Costs incurred to provide electronic data processing services to the party or parties that is or are removing its or their electronic data processing from a Perot Systems facility (the "Migrating Party"), until such time as the Pertinent ICH Direct Costs are transferred to ICH or are terminated at the request of ICH in accordance with Paragraph 8 hereof.

            2.7 If ICH in good faith disputes any amount due Perot Systems under this Agreement, ICH shall deposit the disputed amount in escrow in a major U.S. commercial bank to be mutually agreed with the interest thereon to be allocated to the party entitled to the principal upon resolution of the dispute.
                 Such payment to the escrow account shall be due and payable on the same date as the payment to Perot Systems would have been due and payable if there was no dispute.

3. EXCLUDED COSTS. Perot Systems will be responsible for all other costs associated with the provision of electronic data processing services hereunder, including, without limitation, the costs associated with those front-end processors and channel extenders identified in SCHEDULE B. Perot Systems will have full access to these front-end processors to connect other customers to Perot Systems' network or to perform other necessary functions, provided reasonable notice (via telephone) is provided to on-site ICH personnel.

4. ICH CUSTOMER SERVICES. Any of the ICH Companies may request Perot Systems to provide electronic data processing services for any of their respective customers or for any additional ICH Company. At the request of ICH, Perot Systems shall assist in the migration into a Perot Systems facility of the electronic data processing of an ICH Company or any customer of an ICH Company. Perot Systems shall provide the requested electronic data processing services as set forth herein, and, subject to Perot Systems' right to propose a new schedule of charges discussed in this Paragraph below, Perot Systems shall charge ICH the fee set forth in Paragraph 2.1(a) hereof for such services. Assistance in migration other than such electronic data processing services shall be rendered as a Special Service. The requesting ICH Company shall provide Perot Systems with at least ninety (90) days prior written notice of any such impending increase in workload, and to the extent that such addition is likely to increase the then current workload of Perot

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            Systems under the Agreement by more than____[]___________________,
            Perot Systems shall have the right to propose a new schedule of charges applicable only to such additional workload, provided that such charge shall not exceed ______________[]_____________________
            of the then current CPU and DASD Base Unit Costs. The ICH Company requesting the services shall have the right to approve the proposed fee increase. Perot Systems shall have no duty to perform such additional work unless and until the charges are agreed upon by the ICH Project Manager. Any hiring or training of employees by Perot Systems that is required to perform such services, and any Assets that are acquired solely to perform such services, shall be billed as an ICH Direct Cost or ICH Shared Direct Cost, as applicable. Perot Systems shall neither hire nor train any employees or acquire such Assets without the prior consent of ICH, which consent shall not be unreasonably withheld.

            None of the ICH Companies shall resell the services of Perot Systems to any customers of the ICH Companies that are not customers on the Effective Date of this Agreement unless such services include substantive services other than data processing. In connection therewith, Perot Systems acknowledges and agrees that the ICH Companies shall determine the fees charged to their customers for the services of Perot Systems, and Perot Systems shall not be entitled to any of the revenues received from any such customer by the ICH Companies.

            Upon the written request of ICH, Perot Systems shall continue to provide electronic data processing services, through any migration taking a reasonable amount of time, to the Migrating Party at the rates set forth in Paragraph 2.1 of this Agreement.

5.          TERMINATION.

            5.1 TERMINATION FOR NONPAYMENT. Perot Systems may terminate this Agreement if ICH fails to pay any undisputed amounts due hereunder upon thirty (30) days prior written notice, provided that such termination shall not occur if ICH cures such non-payment during such thirty (30) day period.

            5.2 TERMINATION FOR BREACH. Subject to paragraph 6, either party may terminate this Agreement if the other party breaches a material obligation, representation, warranty or other term of this Agreement and fails to cure such breach within thirty
                 (30) days after receipt of a written notice describing such breach in reasonable detail, or such extended time period as the parties may agree.


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            5.3  TERMINATION FOR OTHER THAN CAUSE.  Notwithstanding any other provision of this Agreement, ICH may, without any penalty whatsoever, terminate this Agreement at any time without cause, provided that ICH provides Perot Systems with one hundred eighty (180) days prior written notice. In the event of a termination by ICH pursuant to this Paragraph 5.3, the sole liability of ICH to Perot Systems shall be:

                 (i) to pay, pursuant to Paragraph 6, for the data processing services rendered during the out-migration of the data processing services;

                 (ii) to pay the Minimum Fees after completion of the out-
                      migration for the remainder of the Initial Term if the out-migration is completed prior to expiration of the Initial Term; and

                 (iii) to perform its obligations pursuant to Paragraphs 8(c)
                      and 9.

6. TRANSITION SERVICES. Upon expiration or termination of this Agreement, except for termination by Perot Systems pursuant to Paragraph 5.1, until ICH and Perot Systems can complete an orderly transition, Perot Systems shall continue to process the workload of the ICH Companies and their customers at the rates set forth in Paragraph 2.1 of this Agreement for a reasonable period of time. Upon completion of the orderly transition, invoices submitted by Perot Systems to ICH for charges pursuant to Paragraph 2.1 shall be paid by ICH within five (5) business days of receipt of the invoices. Within thirty (30) days of Perot Systems' reconciliation of payments made and charges incurred, but in any event within one hundred twenty (120) days after the date of the expiration or termination of this Agreement, Perot Systems shall remit to ICH any advance payments made by ICH to Perot Systems hereunder that are in excess of the amounts owed by ICH to Perot Systems under this Agreement.

7. OWNERSHIP OR RIGHT TO POSSESSION. As of the Effective Date, as between ICH and Perot Systems, Perot Systems has all rights of use and possession to the facility housing the RIMF and all Assets located at the RIMF used to provide electronic data processing services under this Agreement, other than the customer systems/application software listed on EXHIBIT 1 and any Assets listed on SCHEDULE E and provided for in Paragraph 9.

8.          TRANSFER OF ASSETS ON MIGRATION, EXPIRATION OR EARLY TERMINATION.

            (a) SOFTWARE. Perot Systems represents and warrants that as of August 31, 1992, to the best of its knowledge, EXHIBIT 1 to this Agreement contains a full and complete listing of all software currently used by Perot Systems to provide electronic data processing services to the ICH Companies and their customers, whether application, operating or other, that constitute:

                 (i)  ICH Direct Costs;
                 (ii) ICH Shared Direct Costs;
                 (iii)software constituting Pooled Data Center Products; and
                 (iv) customer systems/application software.

            (b) HARDWARE AND EQUIPMENT. Perot Systems represents and warrants that as of the Effective Date, to the best of its knowledge,
                 EXHIBIT 2 hereto contains a full and complete listing of all hardware and equipment currently used by Perot Systems to provide electronic data processing to the ICH Companies and their customers that constitute:

                 (i)  ICH Direct Costs; and
                 (ii) ICH Shared Direct Costs.

            (c) DISPOSITION UPON MIGRATION, EARLY TERMINATION OR EXPIRATION. Except as provided in Paragraph 9, upon a migration, termination or expiration of this Agreement, the Assets used to provide electronic data processing services under the Agreement shall be disposed of as follows:

                     ICH DIRECT COSTS. If any of the ICH Companies decides to migrate its or its customers' electronic data processing from the facilities of Perot Systems, Perot Systems shall use its reasonable best efforts to promptly transfer to ICH or its designee all Assets constituting ICH Direct Costs utilized in connection with providing electronic data processing services to the Migrating Party; provided, however, that ICH agrees to accept transfer of such Assets and financial responsibility therefor. Notwithstanding the foregoing, Perot Systems shall not be required to transfer any Assets if Perot Systems determines that such transfer may violate the terms of a then existing agreement with a third party vendor with respect to such Assets.

                     ICH SHARED DIRECT COSTS. With respect to Assets constituting ICH Shared Direct Costs utilized in connection with providing electronic data processing to a Migrating Party, Perot Systems shall maintain possession of such Assets constituting ICH Shared Direct Costs and such Assets shall remain ICH Shared

                     Direct Costs; provided, however, that ICH may demand that Perot Systems transfer and Perot Systems shall use its reasonable best efforts to promptly transfer to ICH or its designee any such Assets constituting ICH Shared Direct Costs to ICH; provided, further, however, that ICH agrees to accept transfer of such Assets and financial responsibility therefor. Notwithstanding the foregoing, Perot Systems shall not be required to transfer any Assets if Perot Systems determines that such transfer may violate the terms of a then existing agreement with a third party vendor with respect to such Assets.

                     PSC SHARED DIRECT COSTS. With respect to Assets constituting PSC Shared Direct Costs that are utilized to provide electronic data processing to both non-ICH customers and a Migrating Party, Perot Systems shall not be obligated to transfer such Assets to ICH. Notwithstanding the foregoing, if the Assets constituting PSC Shared Direct Costs were provided to Perot Systems by the ICH Companies or their customers, ICH shall have the right to demand that Perot Systems transfer and Perot Systems shall use its reasonable best efforts to promptly transfer such Assets to ICH; provided, however, that ICH agrees to accept transfer of such Assets and financial responsibility therefor. Notwithstanding the foregoing, Perot Systems shall not be required to transfer any Assets if Perot Systems determines that such transfer may violate the terms of a then existing agreement with a third party vendor with respect to such Assets.

            (d) PEROT SYSTEMS OWNED ASSETS. In all instances under this Paragraph 8 in which Perot Systems transfers to ICH or its designee any Assets, and such Assets are owned by Perot Systems, ICH shall, at Perot Systems' request, purchase any such Assets from Perot Systems at book value as set forth on the books of Perot Systems on the date of such purchase.

            (e) THIRD PARTY CONSENTS AND TRANSFER AND TERMINATION FEES. Perot Systems and ICH shall attempt in good faith to promptly obtain consents needed from third parties to consummate the transfers described herein. If the transferor cannot obtain such consents, and the transferor does not want to retain the Assets for its own use, the intended transferee shall remain financially responsible for the fees associated with such Assets. The intended transferee may request that the transferor, and, upon such request, the transferor shall use its reasonable best efforts to, promptly terminate the agreement, lease or license applicable to such Assets, and the intended transferee shall be responsible for any penalties or other fees related to the termination.

                     Perot Systems agrees that upon receipt of the written request of ICH, it shall use its reasonable best efforts to promptly update EXHIBIT 1 and/or EXHIBIT 2. Such service shall be performed as a Special Service.

                     Perot Systems and ICH agree to cooperate with one another as the other may reasonably request to effectuate the intent of this Paragraph .

9. SCHEDULE E ASSETS. ICH and Perot Systems agree that (i) attached hereto as SCHEDULE E is a list of Assets that have been owned, leased or licensed by ICH (the "Schedule E Assets") that have been and will continue to be utilized by Perot Systems to provide services under this Agreement; (ii) Perot Systems shall pay ICH for the use and purchase of the Schedule E Assets an amount equal to the monthly depreciation of such Assets, as set forth in SCHEDULE E; (iii) Perot Systems, in turn, shall charge ICH as appropriate, for Schedule E Assets which are Pertinent ICH Direct Costs or Pooled Data Center Products; and (iv) ICH shall not sell or transfer the Schedule E Assets without the prior written consent of Perot Systems, which consent shall not be unreasonably withheld or delayed. Upon the payment by Perot Systems of the full depreciation of such Assets, Perot Systems shall own the Schedule E Assets.

            Notwithstanding anything in this Agreement to the contrary, upon a migration, termination or expiration of this Agreement, with respect to Schedule E Assets that are Pertinent ICH Direct Costs that are removed from Perot Systems' facilities as contemplated by Paragraph 8, Perot Systems shall stop paying ICH for the use of such Schedule E Assets effective the date of removal. As to all other Schedule E Assets, Perot Systems shall have the right to pay ICH _______[]_____________________________, _______________________
            as set forth in SCHEDULE E. Upon receipt of payment, ICH shall promptly transfer such Schedule E Assets to Perot Systems, unless such transfer is delayed by reasons beyond ICH's control (such as the failure of a third party to consent).

10. WARRANTY DISCLAIMER. EXCEPT AS SPECIFIED IN THIS AGREEMENT, PEROT SYSTEMS DISCLAIMS ALL WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A SPECIFIC PURPOSE.

11.         REMEDIES.

            11.1 MEASURE AND LIMITATION OF DAMAGES.  The measure of
                 damages recoverable from one party by the other for any reason, whether arising by negligence, intended conduct or otherwise, shall not include any amounts for indirect, special, consequential or punitive damages of any party, including any claim by either party for indemnification for or contribution to its liability to any third party, even if such damages are foreseeable. In the event one party shall be liable to the other party for damages arising under or in connection with this Agreement, whether arising by negligence, intended conduct or otherwise, then that party may recover from the other its direct damages only, up to a maximum for all events of ____[]________________; provided, however, that if, at any time during the Initial Term or a Renewal Term, ICH desires for Perot Systems to have liability for direct damages in an amount in excess of __[]_______________________________, then
                 Perot Systems shall obtain the cost of insurance for the liability limit requested by ICH. At ICH's request and cost, Perot Systems shall obtain such insurance coverage, in which event Perot Systems shall be liable to ICH for all losses covered by such insurance to the liability limits of any insurance so obtained.

            11.2 EXCLUSION.  The limitations set forth in Paragraph 11.1 are not applicable to (i) any breach of the nondisclosure and confidentiality provisions of Section 12, (ii) the failure of one party to make payments due under this Agreement to the other or (iii) willful, wanton and malicious misconduct directed by one party, at the institutional level, at the other.






12.CONFIDENTIALITY.

            12.1 OWNERSHIP AND USE OF ICH CONFIDENTIAL INFORMATION.  ICH
                 Confidential Information shall, as between the ICH Companies and Perot Systems, be and remain the sole and exclusive property of the ICH Companies. Upon request of ICH or upon expiration or termination of this Agreement, Perot Systems shall promptly return to ICH any or all ICH Confidential Information, or upon instruction from ICH destroy the same. Perot Systems shall maintain all ICH Confidential Information in strict confidence and shall only disclose ICH Confidential Information to its employees and agents who have: (a) a legitimate need to know such information; and (b) been advised of the obligations and restrictions relating to the ICH Confidential Information contained herein. Perot Systems and its employees and agents shall not use any ICH Confidential Information for any purpose other than that of rendering services under this Agreement, nor shall Perot Systems or its employees or agents disclose, sell, assign, lease, license, encumber or otherwise commercially exploit any portion of the ICH Confidential Information. Perot Systems shall treat ICH Confidential Information with the same care and precaution Perot Systems affords to Perot Systems' most confidential, valuable and secret information, but in no event shall Perot Systems, its employees and agents use less than due care. Perot Systems, its employees and agents shall not encumber any storage media upon which any portion of ICH Confidential Information is stored or maintained. Perot Systems shall be responsible for any breach by its employees or agents of Perot Systems' obligations set forth in this Paragraph 12.1.

            12.2 OWNERSHIP AND USE OF PEROT SYSTEMS CONFIDENTIAL INFORMATION.
                 Perot Systems Confidential Information shall, as between the ICH Companies and Perot Systems, be and remain the sole and exclusive property of Perot Systems. Upon request of Perot Systems or upon expiration or termination of this Agreement, ICH shall promptly return to Perot Systems any or all Perot Systems Confidential Information, or upon the request of Perot Systems, destroy the same. ICH shall maintain all Perot Systems Confidential Information in strict confidence and shall only disclose Perot Systems Confidential Information to its employees and employees of the ICH Companies who have:
                 (a) a legitimate need to know such information; and (b) have been advised of the obligations and restrictions relating to Perot Systems Confidential Information contained herein. ICH and its employees and employees of the ICH Companies shall not use any Perot Systems Confidential Information for any purpose other than as set forth herein, nor shall ICH, its employees or employees of the ICH Companies disclose, sell, assign, lease, license, encumber or otherwise commercially exploit any portion of the Perot Systems Confidential Information. ICH shall treat Perot Systems Confidential Information with the same care and precaution ICH affords to ICH's most confidential, valuable and secret information, but in no event shall ICH use less than due care. ICH shall be responsible for any breach by its employees and employees of the ICH Companies of ICH's obligations pursuant to this Paragraph 12.2.

            12.3 CONFIDENTIALITY.  Except as otherwise provided herein, ICH and
                 Perot Systems each acknowledge and agree that all ICH Confidential Information and Perot Systems Confidential Information discovered, disclosed, observed or communicated to the other party in connection with the negotiation, preparation and performance of this Agreement was and shall be received in confidence and shall be used only for the purposes set forth in this Agreement. Except as otherwise provided in Paragraphs 2.4 and 13, the parties agree that each party shall not disclose ICH Confidential Information or Perot Systems Confidential

                 Information which either has in its possession, except either party may disclose to third parties ICH Confidential Information or Perot Systems Confidential Information which either has in its possession pursuant to a validly issued judicial or administrative process, subpoena or request of documents; provided that such party receiving such validly issued judicial or administrative process, subpoena or request of documents promptly notifies the party whose information is sought, and to the extent that such other party deems necessary, cooperate with such other party as such other party reasonably requests to protect the confidentiality of such information, including, without limitation, objecting to such judicial or administrative process, subpoena or request of documents, or using reasonable efforts to obtain a protective order, confidentiality agreement or non-use agreement with respect to such information. In any event, either party may disclose to third parties the existence of this Agreement, but none of its terms, either generally or in specific without the prior written consent of the other party.

            12.4 EXCEPTION.  Notwithstanding the obligations of the parties set forth in Paragraph 12.1, 12.2 or 12.3, neither party shall have any obligation pursuant to such Paragraphs with respect to ICH Confidential Information or Perot Systems Confidential Information which: (a) is already known by the party receiving the information prior to such party learning or receiving such information from the disclosing party; (b) is generally known to the public; (c) becomes generally known to the public other than as a result of an unauthorized act of the party receiving such information; (d) is received by a party from a third party without knowledge of any breach of such third party of any similar non-disclosure agreement; or (e) is independently developed by a party without use of any such information.

13. DISPUTE RESOLUTION. Perot Systems and ICH (on behalf of the ICH Companies) each individually represent and warrant that to the best of its knowledge, as of the Effective Date, there are no claims, controversies, disputes or facts which exist that would cause Perot Systems to bring a cause of action against ICH or that would cause ICH to bring a cause of action against Perot Systems.

            All controversies or claims, whether based on contract, tort or other theory of liability, arising out of or relating to this Agreement or its inducement or breach, other than controversies or claims seeking relief from irreparable harm, shall be settled by arbitration in Dallas, Texas, in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules of Arbitration") and judgment on the award rendered by the arbitration panel may be entered in any court or tribunal of competent jurisdiction.

            The party seeking arbitration shall give written notice (the "Arbitration Notice") to the other party specifying the nature of the dispute or controversy to be arbitrated, the name and address of the arbitrator appointed by the party initiating such arbitration, and such other matters as may be required by the Rules of Arbitration. The Arbitration Notice shall be given no later than the earlier of (i) the expiration of any applicable statute of limitations, or (ii) two (2) years after the cause of action arises.

            The party who receives an Arbitration Notice shall appoint an arbitrator and notify the initiating party of such arbitrator's name and address within fourteen (14) days after delivery of the Arbitration Notice; otherwise, a second arbitrator shall be appointed at the request of the party who delivered the Arbitration Notice as provided in the Rules of Arbitration. The two (2) arbitrators so appointed shall appoint a third arbitrator who shall be chairman of the arbitration panel. Should the arbitrators appointed by the parties not agree upon the appointment of the third arbitrator within fourteen (14) days from the appointment of the second arbitrator, the third arbitrator shall be appointed in accordance with the Rules of Arbitration. All decisions of the arbitration panel shall be binding on all parties to the Agreement.

            All costs in connection with an arbitration shall be borne by the non-prevailing party. The arbitration panel may award pre-award interest but shall not award punitive damages. Under no circumstances shall any of the arbitrators be employed by one of the ICH Companies or Perot Systems, or by a competitor of Perot Systems.

            This Agreement shall be construed and enforced in accordance with the laws of the State of Texas without regard to conflict of law principles.

14. OFFERS OF EMPLOYMENT. Except as may otherwise be provided by applicable law, ICH and Perot Systems each agree that, during the term of this Agreement and for one (1) year thereafter, neither it nor any of its subsidiaries or affiliates shall, except with the prior written consent of the other, which consent may be withheld in the other party's sole discretion, offer employment to or employ any person employed then or within the preceding twelve (12) months by the other or any subsidiary or affiliate of the other if such person was involved directly or indirectly in the performance of this Agreement.

15. PERFORMANCE STANDARDS. The parties have agreed on performance standards for the services provided hereunder which are set forth in EXHIBIT 4 hereto.

16. SEVERABILITY. If any provision of this Agreement is held to be unenforceable, then both parties shall be relieved of all obligations arising under such provision, but only to the extent that such provision is unenforceable, and this Agreement shall be deemed amended by modifying such provision to the extent necessary to make it enforceable while preserving its intent or, if that is not possible, by substituting another provision that is enforceable and achieves the same objective and economic result. If such unenforceable provision does not relate to the payments to be made to Perot Systems, and if the remainder of this Agreement is capable of substantial performance, then the remainder of this Agreement shall be enforced to the extent permitted by law.

17. BINDING NATURE AND ASSIGNMENT. This Agreement shall bind the parties and their successors and permitted assigns. Neither party may assign this Agreement without the prior written consent of the other, which consent shall not be unreasonably withheld or delayed.

18. NOTICES. When one party is required or permitted to give notice to the other, such notice shall be deemed given when delivered by hand or when mailed by United States mail, registered or certified mail, return-receipt requested, postage prepaid, and addressed as follows:

            In the case of Perot Systems:

            Perot Systems Corporation
            12377 Merit Drive
            Suite 1100
            Dallas, TX 75251
            Attn:  [name of Perot Systems Project Manager]

            with a copy to:

            Perot Systems Corporation
            12377 Merit Drive
            Suite 1100
            Dallas, TX 75251
            Attn:  General Counsel

            In the case of ICH:

            I.C.H. Corporation
            Lincoln Plaza
            500 North Akard, Suite 1204
            Dallas Texas 75201
            Attn: [name of ICH Project Manager]

            with a copy to:

            I.C.H. Corporation
            100 Mallard Creek, Suite 400
            Louisville, Kentucky 40207
            Attn:  General Counsel


            Either party may change its address for notification purposes by giving the other party written notice of the new address and the date upon which it will become effective.

19. RELATIONSHIP OF PARTIES. Perot Systems, in furnishing services to ICH, is acting only as an independent contractor. Except where this Agreement expressly provides otherwise, Perot Systems does not undertake by this Agreement or otherwise to perform any obligation of ICH, whether regulatory or contractual, or to assume any responsibility for ICH's business or operations. Perot Systems has the sole right and obligation to supervise, manage, contract, direct, procure, perform or cause to be performed, all work to be performed and resources used by Perot Systems under this Agreement, except where it is specifically stated that ICH must give approval or consent.

20. WAIVER. No delay or omission by either party to exercise any right or power it has under this Agreement shall impair or be construed as a waiver of such right or power. A waiver by either party of any covenant or breach shall not be construed to be a waiver of any succeeding breach or of any other covenant. All waivers must be in writing and signed by the party waiving its rights.

21. ENTIRE AGREEMENT. This Agreement, including all of its Schedules and Exhibits, each of which is incorporated into this Agreement, is the entire agreement between the parties with respect to its subject matter, and there are no other representations, understandings or agreements between the parties relative to such subject matter. No amendment to, or change, waiver or discharge of any provision of this Agreement shall be valid unless in writing and signed by an authorized representative of the party against which such amendment, change, waiver or discharge is sought to be enforced.

22. SURVIVABILITY. The provisions of Paragraphs 6, 8(c), 9, and 11 through 22 shall survive the termination, for any reason, of this Agreement.

If these terms and conditions conform to your understanding, please so indicate by signing in the space provided below and returning this Agreement to me. We look forward to continuing our relationship with the ICH Companies.

                                          Very truly yours,


                                          Perot Systems Corporation



                                          By  /s/Karl B. Browning
                                             ___________________________
                                                 Karl B. Browning
                                                 ICH Account Manager



ACCEPTED AND AGREED to as of
the Effective Date:


I.C.H. Corporation



By:/s/ Robert L. Beisenherz
   ______________________________
       Robert L. Beisenherz
       President

                                                                       Exhibit 1
                           POOLED DATA CENTER SOFTWARE
               --------------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       Exhibit 1
                           POOLED DATA CENTER SOFTWARE
               --------------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       Exhibit 1
                           POOLED DATA CENTER SOFTWARE
               --------------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       Exhibit 1
                               ICH DIRECT SOFTWARE
               --------------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       Exhibit 1
                           ICH SHARED DIRECT SOFTWARE
               --------------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                      CUSTOMER SYSTEMS/APPLICATION SOFTWARE
                 ----------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       EXHIBIT 2
                               ICH DIRECT HARDWARE
                 ----------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       EXHIBIT 2
                               ICH DIRECT HARDWARE
                 ----------------------------------------------
                                       []
                   (Confidential Treatment Has Been Requested)

                                                                       Exhibit 3
                                                                       ---------


                            NON-DISCLOSURE AGREEMENT



This Non-Disclosure Agreement ("Agreement") is made and entered into this ____ day of _______, 199__, and relates to the protection of proprietary information belonging to Perot Systems Corporation, a Texas corporation ("PEROT SYSTEMS") and provided to ____________________, ________________ a corporation ("ICH
AUDITOR") in order that ICH AUDITOR may audit the Pertinent ICH Direct Costs and the CPU and DASD usage by the ICH Companies and their customers (the "Audit") in accordance with the rights set forth in Paragraph 2.5 of that certain letter agreement executed August __, 1993, by and between PEROT SYSTEMS and I.C.H. Corporation (the "Letter Agreement").

In consideration of PEROT SYSTEMS providing proprietary information to ICH AUDITOR and other good and valuable consideration, PEROT SYSTEMS and ICH AUDITOR agree as follows:

1. "Proprietary Information" is any information, written or oral, which relates to PEROT SYSTEMS' business, products, processes and services, including, but not limited to, information related to research, development, computer program designs, programming techniques, flow charts, source code, object code, manufacturing, purchasing, accounting, engineering, marketing, merchandising, pricing, and selling, and any list of employees and customers, with the following exceptions: (a) information which was already known to the ICH AUDITOR prior to any dealings between ICH AUDITOR and PEROT SYSTEMS; (b) information ascertainable or obtainable from public or published information; (c) information received from a third party not known by ICH AUDITOR to be employed by or affiliated with PEROT SYSTEMS or under an obligation to PEROT SYSTEMS to keep such information confidential; and (d) information which is or becomes known to the public other than through a breach of this Agreement.

2. ICH AUDITOR will maintain all Proprietary Information in confidence and will only disclose any Proprietary Information to I.C.H. Corporation and no other third party, including, without limitation, affiliates, subcontractors, customers, prospective customer's licensees, consultants, or prospective purchasers of any part of the business of ICH AUDITOR, nor make use of any Proprietary Information that is inconsistent with the purpose described in this Agreement without the prior written consent of PEROT SYSTEMS.

3. ICH AUDITOR will restrict access to Proprietary Information to only such authorized employees who require Proprietary Information in connection with their activities as contemplated by this Agreement, and will take all steps necessary to ensure that such employees comply with the terms hereof. ICH AUDITOR will ensure that each of its employees to whom Proprietary Information is disclosed or made available is informed of the terms of this Agreement and that all such employees and agents agree to be bound by the terms hereof.

4. ICH AUDITOR will not use any Proprietary Information for the benefit of anyone other than I.C.H. Corporation without PEROT SYSTEMS' prior written consent.

5. All materials provided to ICH AUDITOR by PEROT SYSTEMS containing Proprietary Information shall remain the property of PEROT SYSTEMS and shall be returned to PEROT SYSTEMS, together with all copies thereof, immediately upon request.

6. Providing Proprietary Information to ICH AUDITOR by PEROT SYSTEMS does not constitute the grant of a license of any type under any patent, trademark, or intellectual property right owned, applied for, or controlled by PEROT SYSTEMS.

7. ICH AUDITOR acknowledges that the legal remedies for breach of the provisions of this Agreement may be inadequate and therefore agrees that in the event of any actual or threatened breach of any provision of this Agreement by ICH AUDITOR, in addition to any other right or remedy which PEROT SYSTEMS may have, PEROT SYSTEMS shall be entitled to specific performance of such provision through injunctive or other equitable relief obtained from a court with appropriate equity jurisdiction.

8. The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had not been contained herein.

9. This Agreement contains the entire agreement between PEROT SYSTEMS and ICH AUDITOR with respect to the subject matter hereof; all representations, promises, and prior or contemporaneous understandings between them are merged into and expressed in this Agreement; and any and all prior agreements between them are hereby canceled. This Agreement shall not be amended, modified, or supplemented without the written agreement of PEROT SYSTEMS and ICH AUDITOR at the time of such amendment, modification, or supplement.

10. This Agreement shall inure to the benefit of, and be binding upon, the respective legal representatives, successors, and assigns of the parties hereto.

11. This Agreement shall be governed by, construed in accordance with, and subject to the laws of the State of Texas.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed by its duly authorized representative to be effective as of the date first set forth above.

Perot Systems Corporation                         ______________________________


By: __________________________                    By: __________________________
     (Authorized Signature)                            (Authorized Signature)

Name:________________________                     Name:_________________________
      (Type or Print)                                       (Type or Print)

Title:_________________________                   Title:________________________

                                                                       Exhibit 4

                              PERFORMANCE STANDARDS

The following sections represent the Service Level goals to be provided to ICH. These Service Levels are objectives and are not subject to either bonus or penalty conditions.

     1. ON-LINE SYSTEMS AVAILABILITY. This section describes how on-line systems availability is measured and computed.

          On-line Systems Availability is measured according to the following computation:

     (SCHEDULED ON-LINE AVAILABILITY)-(UNSCHEDULED ON-LINE DOWN TIME)
      ---------------------------------------------------------------
                         Scheduled On-line Availability

          Scheduled On-line Availability Time = the total scheduled time, as provided in writing by individual ICH sites, for which specified systems are to be available each month.

          Unscheduled On-line Down Time = the total time that the specified systems are not fully operational when scheduled to be available. This includes network communication and is not limited to CPU availability.

          Perot Systems is responsible for delivering on-line availability in accordance with Table 1. Failures that are not in Perot Systems' control are not counted in the Unscheduled on-line Down Time used to compute the availability in Table 1.

     Examples of non-Perot Systems failures (Note - the list below is not meant to be all-inclusive):

          . On-line files are not available due to late batch production cycles because of application run time (long running jobs);

          . On-line files are not available due to late production cycles caused by application system problems (abends, etc.);

          . Down-time caused by On-line application problems (looping transactions, transaction abends, storage violations, etc.);

          . ICH requests that on-line files are to be closed for reasons other than errors caused by Perot Systems;

          . Accessibility to the computer is impaired by failure of equipment which is maintained by ICH;

          . Any problem caused by non-vendor supported software being operated due to an ICH requirement;

     Examples of Perot Systems failures (Note - the list below is not meant to be all-inclusive):

          .    Data center hardware failures;

          . Failures caused by standard operating system or system software (_[]__, __________, _____, _____, _____);

          . On-line system is not up due to late production cycle caused by the following:

               Operating errors;

               ____[]____ (_____, _____, _____);

               Errors caused by the Production Scheduling Function;

               Insufficient DASD.

     2. ON-LINE SYSTEMS RESPONSE TIME. This section describes how on-line systems response time is measured and computed.

          Two primary response time measurements are reported monthly. Internal CICS response time and TSO response time performance standards are listed in Table 1.

          Internal Response Time is measured from the time the transaction is received by the computer until the transaction is sent from the computer. This information is used as a tool to tune the system.

          TSO Response Time is measured from the time the transaction is received by the computer until the transaction is sent from the computer.

                                     TABLE 1
                ON-LINE AVAILABILITY AND RESPONSE TIME STANDARDS

                                     []
                                   __________

                    __________     __________
__________          __________     __________          __________
__________          __________     __________          __________












     3. BATCH CYCLE COMPLETION. This section specifies the critical points at which nightly processing needs to be completed and available for ICH to print.

          Batch processing must be complete and output in ICH print queues in order to permit printing to be completed prior to the start of the business day. Specific, critical-path, cycle jobs and print jobs will be selected for each ICH site as the critical milestones to be used in computing Batch Cycle Completion.

          The performance standard for cycle jobs will be to complete _[]__ of the selected cycle jobs at the indicated times each day, computed monthly. The goal for print jobs is to start _[]__ of the specified print jobs not later than the indicated time each day, computed monthly.

          Perot Systems is responsible for delivering batch cycle processing in accordance with the specifications to be developed by the parties. Failures that are not in Perot Systems' control are not counted in the monthly statistics used to compute the Batch Cycle Completions.

     Examples of non-Perot Systems Failures (Note - the list below is not meant to be all-inclusive.):

          . At the request of ICH, on-line files are kept open past the normally scheduled time that on-line systems are closed, thus compressing the available time in which the nightly processing is performed;

          .    Application problems, such as abending batch jobs, which are not corrected by ICH personnel in sufficient time to meet schedules;
          .    Erroneous scheduling information given to Perot Systems;

          . Long running batch jobs due to increased volumes or special processing.

     Examples of Perot Systems Failures (Note - the list below is not meant to be all inclusive.):

          .    Data center hardware failures;

          .    Problems caused by standard operating system or platform software
               (_[]__, _____, _____, _____.);
          .    Operation errors;

          .    Production scheduling problems;

          .    DASD pool management errors.

     4. TEST ENVIRONMENT. This section establishes the requirements for completion of testing and non-production computer jobs.

          Test turnaround time is measured from the time the job is received in the testing queue until it completes processing. The following table sets forth turnaround time objectives and performance standards.

                                     TABLE 2
                          JOB TURNAROUND TIME STANDARDS

                                      []














     5. CHANGE MANAGEMENT. This section establishes Perot Systems'response objectives for routine changes to the operating environment.

          Change Management standards establish the response time objectives of Perot Systems for ICH initiated change requests to various operating environment elements. Table 3 sets forth the objectives and performance standards.

                                     TABLE 3
                           CHANGE MANAGEMENT STANDARDS




                                   []















     6.   PERFORMANCE MEASUREMENT REPORTING

          Each of the categories identified in Section 3 is calculated separately and reports are produced by the 15th of the month for the preceding month and mailed to the ICH Project Manager.

     7.   CONTINGENCY PLANNING

          It is understood and agreed by ICH that Perot Systems will execute contingency planning in accordance with Perot Systems' disaster recovery plan. This execution does not guaranty that ICH will be able to conduct business out of an alternative data center in the event of a disaster. Perot Systems will provide the delineated services as a Special Service.

     7.1  PEROT SYSTEMS SERVICES

          Perot Systems shall:

          (a) Review of the Perot Systems contingency requirements on a regular basis.
          (b) Maintain reasonable contingency plans in the event of a disaster at Perot Systems' data center.
          (c)  Test the contingency plans described above.
          (d)  Audit existing plans for the Perot Systems' data center
          (e) Appoint a contingency planning coordinator to serve as a focal point of activities with ICH with respect to Perot Systems' contingency plans.
          (f) Execute Perot Systems' data center contingency plans as needed during disaster situations.
          (g) Provide copies of Perot Systems' data center contingency plans and test results to ICH on a timely basis.
          (h) Maintain in a secure off-site environment any additional copies in a suitable medium of files and data for reconstruction of lost or altered files.

     7.2  ICH OBLIGATIONS

          ICH shall:

          (a) Maintain application and network contingency plans including the routine periodic backup of application datasets.
          (b) Plan and schedule application and network contingency tests on a mutually agreeable schedule.
          (c)  Test application and network contingency plans.
          (d) Appoint a contingency planning coordinator to serve as a focal point with Perot Systems.
          (e) Execute application and network contingency plans as needed during disaster situations.

                                   SCHEDULE B


                              FRONT-END PROCESSORS

Qty  Manufacturer   Device    Model     Description         Location



                                      []

                                   SCHEDULE E
                            ANNUAL DEPRECIATION CHARGES
- - -------------------------------------------------------------------------------

                                     []